UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 27, 2007

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

As previously reported, in March 2006 we closed a private placement of secured convertible notes and warrants to accredited investors. The notes had an aggregate original principal amount of $8,000,000. The conversion price of the notes is (giving effect to our December 2006 1-for-100 reverse stock split) $2.00 per share. The noteholders also received warrants entitling them to (giving effect to our December 2006 1-for-100 reverse stock split) purchase 12,000,000 shares of our common stock at $2.00 per share. The warrants were divided into two tranches, each consisting of warrants to (giving effect to our December 2006 1-for-100 reverse stock split) purchase 6,000,000 shares. The unexercised warrants from the first tranche expired on August 7, 2006.

On March 27, 2007 one noteholder converted $20,000 of outstanding principal balance plus accrued interest of $1,711 into 10,856 shares of common stock pursuant to the terms of the note at $2.00 per share.

In March 2007, we entered into a Warrant Exercise and Price Protection arrangement with certain warrant holders of the 2006 Private Placement. This arrangement included a special warrant exercise inducement whereby (i) the warrant holder would receive 2.5 shares of our common stock for each $2.00 of second tranche warrant exercise price paid to us (this equates to an effective price of $0.80 per share) and (ii) the warrant holder would receive short-term ratchet-style price protection (through September 30, 2007) on March 2007 warrant exercises.

On March 28, 2007, 14 noteholders exercised 249,250 of their second tranche warrants pursuant to this arrangement, paying in the aggregate an exercise price of $498,500 for 623,126 shares of our common stock.

The 10,856 note conversion shares and the 623,126 warrant exercise shares were issued to the accredited investor noteholders pursuant to the Securities Act Section 3(a)(9) and Section 4(2) registration exemptions, respectively.

After the March 27, 2007 note conversion, the aggregate outstanding principal balance of the notes is $5,385,000.

As previously reported, our placement agent in the 2006 Private Placement, Spencer Trask Ventures, Inc. ("STVI") is entitled to receive $1.00 (giving effect to our December 2006 1-for-100 reverse stock split) and an additional seven-year placement agent warrant for each five noteholder warrants which are exercised. As a result of the exercise of 249,250 noteholder warrants as described above, STVI became entitled to $49,850 in cash and 49,850 additional placement agent warrants. The exercise price per share of the 49,850 additional placement agent warrants arising from the March 28, 2007 noteholder warrant exercises will be $0.80 instead of $2.00, as a result of an amendment related to the Warrant Exercise and Price Protection arrangement. STVI, which is an affiliate of Kevin Kimberlin, who is a director and major stockholder of us, has allocated a portion of the additional placement agent warrants to various brokers and employees and its parent company. These additional placement agent warrants will be issued to STVI and its assignees pursuant to the Securities Act Section 4(2) registration exemption.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

April 3, 2007	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer